As filed with the Securities and Exchange Commission on February 26, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
________________________________
FORM S-8

UNDER
THE SECURITIES ACT OF 1933
________________________________

ROGERS CORPORATION
(Exact Name of Registrant as Specified in its Charter)
________________________________

Massachusetts	06-0513860
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2225 W. Chandler Blvd.
Chandler, Arizona 85224
(Address of Principal Executive Offices) (Zip Code)

Rogers Corporation 2019 Long-Term Equity Compensation Plan
(Full title of the Plan)
_____________________________________

Jessica Morton
Senior Vice President, General Counsel and Corporate Secretary
2225 W. Chandler Blvd.
Chandler, Arizona 85224
(480) 917-6000
(Name, address including zip code, and telephone number, including area code, of agent for service)
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Rogers Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register an additional 50,941 shares of capital (common) stock, par value $1.00 per share (“common stock”), issuable to eligible persons under its 2019 Long-Term Equity Compensation Plan, as it may be amended from time to time (the “Plan”), that became available for future grant under the Plan, including pursuant to awards under the Registrant’s 2009 Long-Term Equity Compensation Plan that were canceled, expired or terminated, or were forfeited, lapsed or settled in cash.
The Registrant previously filed with the Commission a Registration Statement on Form S-8 (File No. 333-231459) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement related. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Troutman Pepper Locke LLP
23.1	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm
23.2	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereof)
99.1	Rogers Corporation 2019 Long-Term Equity Compensation Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on May 14, 2019)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on February 26, 2025.

ROGERS CORPORATION

By:	/s/ Laura Russell
Name:	Laura Russell
Title:	Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Colin Gouveia, Laura Russell and Jessica Morton, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Colin Gouveia	President, Chief Executive Officer and Director	February 26, 2025
R. Colin Gouveia	(Principal Executive Officer)

/s/ Laura Russell	Senior Vice President, Chief Financial Officer and Treasurer	February 26, 2025
Laura Russell	(Principal Financial Officer)

/s/ R. Sean Reeder	Chief Accounting Officer and Corporate Controller	February 26, 2025
R. Sean Reeder	(Principal Accounting Officer)

/s/ Peter Wallace	Chairman of the Board of Directors	February 26, 2025
Peter Wallace

/s/ Larry Berger	Director	February 26, 2025
Larry Berger

/s/ Donna Costello	Director	February 26, 2025
Donna Costello

/s/ Megan Faust	Director	February 26, 2025
Megan Faust

/s/ Armand Lauzon	Director	February 26, 2025
Armand Lauzon

/s/ Woon Keat Moh	Director	February 26, 2025
Woon Keat Moh

/s/ Jeffrey Owens	Director	February 26, 2025
Jeffrey Owens

/s/ Anne Roby	Director	February 26, 2025
Anne Roby